UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2016

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

NBCU Shareholder Agreement

On April 29, 2016, EVINE Live Inc. (the “Company”) entered into the Shareholder Agreement (the “NBCU Shareholder Agreement”) with NBCUniversal Media, LLC (“NBCU”). The NBCU Shareholder Agreement replaced the GE/NBCU Shareholder Agreement described in Item 1.02 below. The NBCU Shareholder Agreement provides that as long as NBCU or its affiliates beneficially own at least 5% of our outstanding common stock, NBCU will be entitled to designate one individual to be nominated to the Company’s Board of Directors. In addition, the NBCU Shareholder Agreement provides that NBCU may designate its director designee to be an observer of the audit, human resources and compensation, and corporate governance and nominating committees of our Board of Directors. Furthermore, the NBCU Shareholder Agreement requires the Company to obtain the consent of NBCU prior to adopting or amending any shareholder’s rights plan or certain other actions that would impede or restrict the ability of NBCU to acquire our voting stock or us taking any action that would result in NBCU being deemed to be in violation of the Federal Communications Commission multiple ownership regulations.

Unless NBCU beneficially own less than 5% or more than 90% of the adjusted outstanding shares of common stock, NBCU may not sell, transfer or otherwise dispose of any securities of the Company subject to limited exceptions for (i) transfers to affiliates, (ii) third party tender offers, (iii) mergers, consolidations and reorganizations and (iv) transfers pursuant to underwritten public offerings or transfers exempt from registration under the Securities Act (provided, in the case of (iv), such transfers do not result in the transferee acquiring beneficial ownership in excess of 20%).

The foregoing description of the NBCU Shareholder Agreement is qualified in its entirety by reference to the full text of the NBCU Shareholder Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Registration Rights Agreement

On February 25, 2009, we entered into an Amended and Restated Registration Rights Agreement that, as further amended, provided GE Equity, NBCU and their affiliates and any transferees and assigns, an aggregate of five demand registrations and unlimited piggy-back registration rights. In connection with the GE/ASF Radio Sale, on April 29, 2016, an Amendment to the Amended and Restated Registration Rights Agreement was entered into removing GE Equity as a party and adding ASF Radio, L.P. as a party.

The foregoing description of the Amendment to the Amended and Restated Registration Rights Agreement is qualified in its entirety by reference to the full text of the Amendment to the Amended and Restated Registration Rights Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

Relationship with GE Equity, Comcast and NBCU

Until April 29, 2016, we were a party to an Amended and Restated Shareholder Agreement, dated February 25, 2009 (the “GE/NBCU Shareholder Agreement”), with GE Capital Equity Investments, Inc. (“GE Equity”) and NBCU, which provided for certain corporate governance and standstill matters (as described further below). The GE/NBCU Shareholder Agreement was terminated on April 29, 2016. NBCU is an indirect subsidiary of Comcast Corporation (“Comcast”). We believe that as of April 25, 2016, the direct equity ownership of NBCU in the Company consisted of 7,141,849 shares of common stock. We have a significant cable distribution agreement with Comcast and believe that the terms of the agreement are comparable to those with other cable system operators.

In a filing made with the Securities and Exchange Commission (the “SEC”) on August 18, 2015, GE Equity disclosed that on August 14, 2015, it and ASF Radio, L.P. (“ASF Radio”), an independent third party to us, entered into a Stock Purchase Agreement pursuant to which GE Equity agreed to sell 3,545,049 shares of the Company’s common stock, which is all of the shares GE Equity currently owns, to ASF Radio for $2.15 per share. According to the SEC filing, ASF Radio is an affiliate of Ardian, an independent private equity investment company. The closing of this sale (the “GE/ASF Radio Sale”) occurred on April 29, 2016. In connection with the GE/ASF Radio Sale, the GE/NBCU Shareholder Agreement was terminated and the Company and NBCU entered into the NBCU Shareholder Agreement described above.

GE/NBCU Shareholder Agreement

The GE/NBCU Shareholder Agreement that was terminated on April 29, 2016 provided that GE Equity was entitled to designate nominees for three members of our Board of Directors so long as the aggregate beneficial ownership of GE Equity and NBCU (and their affiliates) was at least equal to 50% of their beneficial ownership as of February 25, 2009 (i.e., beneficial ownership of approximately 8.7 million common shares) (the “50% Ownership Condition”), and two members of our Board of Directors so long as their aggregate beneficial ownership was at least 10% of the shares of “adjusted outstanding common stock,” as defined in the GE/NBCU Shareholder Agreement (the “10% Ownership Condition”). In addition, the GE/NBCU Shareholder Agreement provided that GE Equity may designate any of its director-designees to be an observer of the audit, human resources and compensation, and corporate governance and nominating committees of our Board of Directors. Neither GE Equity nor NBCU currently has, or during fiscal 2015 had, any designees serving on our Board of Directors or committees.

The GE/NBCU Shareholder Agreement required that we obtain the consent of GE Equity before we (i) exceeded certain thresholds relating to the issuance of securities, the payment of dividends, the repurchase or redemption of common stock, acquisitions (including investments and joint ventures) or dispositions, and the incurrence of debt; (ii) entered into any business different than the business in which we and our subsidiaries are currently engaged; and (iii) amended our articles of incorporation to adversely affect GE Equity and NBCU (or their affiliates); provided, however, that these restrictions would no longer apply when both (1) GE Equity is no longer entitled to designate three director nominees, and (2) GE Equity and NBCU no longer hold any Series B preferred stock. We were also prohibited from taking any action that would cause any ownership interest by us in television broadcast stations from being attributable to GE Equity, NBCU or their affiliates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Shareholder Agreement, dated as of April 29, 2016, by and between EVINE Live Inc., and NBCUniversal Media, LLC.

10.2	Amendment to the Amended and Restated Registration Rights Agreement, dated as of April 29, 2016, by and among EVINE Live Inc., ASF Radio, L.P., and NBCUniversal Media, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 2, 2016		EVINE Live Inc.

	By:	/s/ Damon Schramm
Damon Schramm Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Shareholder Agreement, dated as of April 29, 2016, by and between EVINE Live Inc., and NBCUniversal Media, LLC.

10.2	Amendment to the Amended and Restated Registration Rights Agreement, dated as of April 29, 2016, by and among EVINE Live Inc., ASF Radio, L.P., and NBCUniversal Media, LLC.